                                                                    Exhibit 3.11
                            CERTIFICATE OF FORMATION
                                       OF
                        GOLFSMITH LP ACQUISITION, L.L.C.

     I, the undersigned natural person of the age of eighteen years or more, acting as an authorized person of a limited liability company under the Delaware Limited Liability Company Act, do hereby submit the following Certificate of Formation for such limited liability company:

                                   ARTICLE I
                                   ---------

     The name of the limited liability company is Golfsmith LP Acquisition, L.L.C.

                                   ARTICLE II
                                   ----------

     The address of the limited liability company's initial registered agent in the State of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805. The name of its initial registered agent at such address is Corporation Service Company.

                                  ARTICLE III
                                  -----------

     Carl F. Paul shall serve as the initial manager of the limited liability company.

     IN WITNESS WHEREOF, I have hereunto set my hand this 28th day of May, 1998.


                                       /s/ H. Lewis McReynolds
                                       --------------------------------------
                                       H. Lewis McReynolds, Authorized Person
                                       600 Travis, Suite 3400
                                       Houston, TX 77002

                             CERTIFICATE OF MERGER

                                       OF

                            GOLFSMITH DELAWARE, INC.

                                      INTO

                        GOLFSMITH LP ACQUISITION, L.L.C.

     The undersigned limited liability company, organized and existing under and by virtue of Section 18-201 of the Limited Liability Company Act of the State of Delaware, DOES HEREBY CERTIFY:


                                   ARTICLE I

     That the name and state of domicile of each of the constituent limited liability companies and other business entities of the merger is as follows:

                                                       STATE OF
     NAME                                              ORGANIZATION


Golfsmith Delaware, Inc., a Delaware Corporation       Delaware

Golfsmith LP Acquisition, L.L.C.                       Delaware



                                   ARTICLE II

     That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with subsection (c) of section 18-209(c) of the Limited Liability Company Act of the State of Delaware.

                                  ARTICLE III

     That the name of the surviving limited liability company of the merger is Golfsmith LP Acquisition, L.L.C. (a Delaware limited liability company), whose name is changed to Golfsmith Delaware, L.L.C.


                                   ARTICLE IV

     That the merger shall be effective at 12:01 A.M., August 2, 1998.


                                   ARTICLE V

     That the executed plan and agreement of merger is on file at the principal place of business of the surviving limited liability company. The address of said principal place of business is 900 Market Street, Suite 200, Wilmington, Delaware 19801.

                                   ARTICLE VI

     That a copy of the agreement of merger will be furnished on request and without cost to any partner of any constituent limited liability company or corporation.

                                  ARTICLE VII

     Any process described in Article VII above may be mailed to the liability company at the following address:


                          900 Market Street, Suite 200
                          Wilmington, Delaware 19801

     IN WITNESS WHEREOF, I have hereunto set my hand this 16th day of July, 1998.


                                    /s/ Joan L. Dobrzynski
                                        ------------------
                                        Joan L. Dobrzynski
                                        Manager

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 04/26/2001
                                                          010200815 - 2902118



                            CERTIFICATE OF AMENDMENT
                                       OF
                            CERTIFICATE OF FORMATION
                                       OF
                           GOLFSMITH DELAWARE, L.L.C.

                                 FILE #2902118


     Golfsmith Delaware, L.L.C., organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: The amendment to the Limited Liability Company's Certificate of Formation set forth below was duly adopted in accordance with the provisions of
Section 18202 of the General Corporation Law of the State of Delaware.

     SECOND: Article II of the Certificate of Formation of the Company is hereby amended in its entirety to read as follows:

          The address of the registered office in the State of Delaware is 300 Delaware Avenue, 9th Floor-DE5403,
          Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is Griffin Corporate Services, Inc.




     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Limited Liability Company this 24th day of April, 2001.


                                     BY: /s/ Joan Dobrzynski
                                         --------------------------
                                         Joan Dobrzynski, Manager